Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$394,667
Unrealized Gain (Loss) on Market Value of Futures	(20,200)
Dividend Income	47
Interest Income	161
Total Income (Loss)	$374,675

Expenses
Professional Fees	$16,790
General Partner Management Fees	4,980
Brokerage Commissions	877
Prepaid Insurance Expense	164
NYMEX License Fee	123
Non-interested Directors' Fees and Expenses	106
Total Expenses	23,040
Expense Waiver	(16,803)
Net Expenses	$6,237
Net Income (Loss)	$368,438

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$9,855,616
Net Income (Loss)	368,438

Net Asset Value End of Month	$10,224,054
Net Asset Value Per Share (300,000 Shares)	$34.08

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612